                                                                    Exhibit 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-131259) pertaining to the Caribou Coffee Company, Inc. and Affiliates 1994 Stock Awards Plan, 2001 Stock Incentive Plan, and 2005 Equity Incentive Plan with respect to the consolidated financial statements and schedule of Caribou Coffee Company, Inc. and Affiliates included in the Annual Report (Form 10-K), for the year ended January 1, 2006.

                                                Ernst & Young LLP

Atlanta, Georgia
March 28, 2006